Prudential National Muni Fund, Inc.
Gateway Center Three
100 Mulberry Street,
Newark, NJ 07102-4077


November 20, 2012


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Prudential
National Muni Fund, Inc.
		File Nos. 2-66407 and 811- 02992

	On behalf of the Dryden National Municipals
Fund, Inc., enclosed for filing under the Investment
Company Act of 1940 is one copy of the Rule 24f-2
Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,
/s/ Peter Parrella_____
Peter Parrella
Treasurer and Principal
Financial and Accounting Officer